UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): June 6, 2013

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2013, Ocean Power Technologies, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Offering Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”).  Pursuant to the Offering Agreement, the Company may offer and sell shares of its common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $10,000,000 from time to time through or to the Manager, acting as sales agent and/or principal, in reliance on and subject to the limitations of General Instruction I.B.6 of Form S-3 and other applicable law and regulation.

Sales of the Company’s common stock through the Manager, if any, will be made by any method permitted by law that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by the Manager and the Company. Each time the Company wishes to issue and sell common stock under the Offering Agreement, it will notify the Manager of the number of shares to be issued or dollar amount to be sold, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as it deems appropriate. The Company is not obligated to make any sales of Shares under the Offering Agreement. The offering of Shares pursuant to the Offering Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Offering Agreement or (b) the termination of the Offering Agreement in accordance with its terms.

The Company will pay the Manager a commission rate of 3.0% of the gross proceeds from the sale of any Shares sold through the Manager as agent under the Offering Agreement. The Company has also agreed to reimburse the Manager for certain expenses incurred in connection with entering into the Offering agreement and have provided the Manager with customary indemnification rights. As contemplated by the Offering Agreement, any sale of Shares directly to the Manager will be made pursuant to a separate terms agreement relating to such sale.

The foregoing description of the Offering Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Offering Agreement is also filed herewith as Exhibit 5.1.

The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-186181) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act, as supplemented by a prospectus supplement dated June 7, 2013, which the Company has filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
5.1	Opinion of Drinker Biddle & Reath LLP
10.1	At the Market Offering Agreement, dated as of June 6, 2013, by and between the Company and Ascendiant Capital Markets, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: June 7, 2013	By:	/s/ BRIAN M. POSNER
Brian M. Posner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Drinker Biddle & Reath LLP
10.1	At the Market Offering Agreement, dated as of June 6, 2013, by and between the Company and Ascendiant Capital Markets, LLC